UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 22, 2005

Gadzooks, Inc.

(Exact name of registrant as specified in charter)

Texas	0-26732	74-2261048
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4121 International Parkway
Carrollton, Texas 75007
(Address and zip code of principal executive offices)

(972) 307-5555
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
Item 1.01 Entry into a Material Definitive Agreement
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
Exhibit Index
1st Amendment to Purchase Agreement
Closing Agreement
Press Release

Item 2.01 Completion of Acquisition or Disposition of Assets.

     On March 11, 2005, Gadzooks, Inc., a Texas corporation (“Gadzooks”), sold substantially all of its operating assets pursuant to Section 363 of the United States Bankruptcy Code to Gadzooks 21, Inc., a Delaware corporation (“Purchaser”) and a wholly-owned subsidiary of Forever 21, Inc., a Delaware corporation (“Forever 21”), pursuant to the terms of a Purchase Agreement, dated as of February 16, 2005, by and among Gadzooks, Gadzooks 21 and Forever 21 (as amended, the “Purchase Agreement”).

     Pursuant to the terms and conditions of the Purchase Agreement, Gadzooks 21 purchased substantially all of the operating assets of Gadzooks including 89 of its retail stores for a purchase price of approximately $33,360,000, consisting of a cash payment of $23,345,381, a $2,700,000 promissory note guaranteed by Forever 21 (the “Note”), the assumption of approximately $3,860,000 of liabilities and $3,450,000 of assets retained by Gadzooks’ bankruptcy estate.

     In addition to the 89 retail stores assumed at closing, Gadzooks 21 shall assume or assign to a third party an additional 61 of Gadzooks’ store leases. The remaining 92 Gadzooks stores will undergo store closing sales to be conducted by Hilco Merchant Resources, LLC, a liquidator.

Item 1.01 Entry into a Material Definitive Agreement.

     In connection with the Purchase Agreement, which was attached as Exhibit 2.1 to Gadzooks’ Current Report on Form 8-K filed on February 22, 2005, Gadzooks and Gadzooks 21 subsequently entered into two separate amendments to the Purchase Agreement. On February 22, 2005, Gadzooks and Gadzooks 21 entered into the First Amendment to Purchase Agreement (the “First Amendment”) pursuant to which, among other things, Gadzooks 21 was given the right to set-off against the Note amounts paid by it relating to pre-closing lease related charges owed by Gadzooks. Additionally, the First Amendment amends the Purchase Agreement by providing that Gadzooks, at Gadzooks 21’s sole cost and expense, will operate the non-assumed stores post-closing until such stores complete their respective store closing sale or the respective leases for such stores are assumed or designated to a third party. The First Amendment also provides that Gadzooks, or a liquidator, shall conduct the store closing sales.

     On March 11, 2005, Gadzooks and Gadzooks 21 entered into a Closing Agreement (the “Closing Agreement”), which further amends the Purchase Agreement in a number of ways, including, among others (i) establishing a process, for purposes of calculating the purchase price, by which to determine the estimated inventory value and a post-closing inventory value adjustment, (ii) setting the closing date at March 11, 2005, but allowing Gadzooks to continue to operate the stores for its own benefit through March 12, 2005, (iii) providing that charges related to Gadzooks’ headquarters and distribution center are to be excluded from charges to be apportioned between Gadzooks and Gadzooks 21, (iv) clarifying that Gadzooks 21 will assume Gadzooks’ liabilities under its existing health plans with respect to all of Gadzooks’ employees, up to a maximum amount of $700,000, (v) providing for the establishment of a tax escrow in the amount of $1,016,562.02 and (vi) providing that Gadzooks 21 may set off against the Note for any claims, losses or liabilities arising out of or relating to any failure by Gadzooks to fully satisfy its obligations with respect to any state or federal “WARN Act” claims.

     The foregoing descriptions of the First Amendment and the Closing Agreement do not purport to be complete and are qualified in their entirety by reference to the First Amendment and the Closing Agreement, which are attached to this report as Exhibit 2.1 and Exhibit 2.2 and are incorporated herein by reference.

Item 8.01 Other Events.

     On March 17, 2005, Forever 21 issued a press release announcing the acquisition of Gadzooks’ assets described above. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Number	Exhibit
2.1*	First Amendment to Purchase Agreement dated as of February 22, 2005 by and between Gadzooks, Inc. and Gadzooks 21, Inc.

2.2*	Closing Agreement dated as of March 11, 2005 by and between Gadzooks, Inc. and Gadzooks 21, Inc.

99.1*	Press Release entitled “Forever 21, Inc. Acquires Assets of Gadzooks, Inc.” dated March 17, 2005.

*	filed herewith

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GADZOOKS, INC.
Date: March 17, 2005	By:	/s/ Monty R. Standifer
	Name:	Monty R. Standifer
	Title:	Executive Vice President, Chief Financial Officer and Secretary

Exhibit Index

Number	Exhibit
2.1*	First Amendment to Purchase Agreement dated as of February 22, 2005 by and between Gadzooks, Inc. and Gadzooks 21, Inc.

2.2*	Closing Agreement dated as of March 11, 2005 by and between Gadzooks, Inc. and Gadzooks 21, Inc.

99.1*	Press Release entitled “Forever 21, Inc. Acquires Assets of Gadzooks, Inc.” dated March 17, 2005.

*	filed herewith